Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF OHIO

WESTERN DIVISION

In re: MILACRON INC., a Delaware corporation, et al.[1] Debtors.	Chapter 11 Case Nos. 09-11235 through 09-11239, 09-11241, and 09-11244 Jointly Administered (09-11235) Honorable J. Vincent Aug, Jr.

The Debtors in these chapter 11 cases, along with the last four digits of each debtor's federal tax identification number, are: Milacron Inc. (2125); Cimcool Industrial Products Inc. (1002); Milacron Marketing Company (0580); Milacron Plastics Technologies Group Inc. (1007); D-M-E Company (3086); Milacron Canada Ltd. (7230); and Milacron Capital Holdings B.V. (7203).  The corporate headquarters address of these Debtors is: 4165 Half Acre Road, Batavia, Ohio  45103.  As a result of an organizational restructuring during the fourth quarter of 2008, the following entities have been merged or consolidated as follows: Nickerson Machinery Chicago Inc. (IL), Northern Supply Company, Inc. (MN), Pliers International Inc. (DE), D-M-E Manufacturing Inc. (DE), D-M-E U.S.A. Inc. (MI) have each consolidated into D-M-E Company (DE); Oak International, Inc. (MI) and Milacron Industrial Products, Inc. (MI) were each consolidated into Cimcool Industrial Products Inc. (DE); Uniloy Milacron U.S.A. Inc. (MI) merged into Milacron Plastics Technologies Group Inc. (DE); Milacron International Marketing Company (DE) and Uniloy Milacron Inc. (DE) each merged into Milacron Marketing Company (OH); and D-M-E of Canada Limited., 450500 Ontario Limited (Canada), Ontario Heater & Supply Company 528650, Rite-Tek 2913607, and Progress Precision Inc. were each amalgamated with Milacron Canada Ltd. as the surviving entity.

FINAL ORDER (I) AUTHORIZING DEBTORS TO OBTAIN
POSTPETITION FINANCING PURSUANT TO 11 U.S.C. §§ 105, 361, 362 AND 364; (II) AUTHORIZING USE OF CASH COLLATERAL PURSUANT TO 11 U.S.C. § 363; (III) GRANTING LIENS AND SUPERPRIORITY CLAIMS; AND (IV) GRANTING ADEQUATE PROTECTION TO THE PREPETITION SECURED PARTIES

PURSUANT TO 11 U.S.C. §§ 361, 362, 363 AND 364

This matter is before the Court on the motion filed by Milacron Inc. and the other debtors and debtors-in-possession (collectively, the “Debtors”) in the above captioned chapter 11 cases (collectively, the “Cases”) dated March 10, 2009 (the “Motion”) requesting entry of this order (the “Order”):2

(1)

authorizing and approving, pursuant to sections 105, 361, 362, and 364 of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 4001, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), (x) Milacron Inc., Cimcool Industrial Products Inc., Milacron Marketing Company, Milacron Plastics Technologies Group Inc., and D-M-E Company (collectively, the “DIP Revolver Borrowers”), to obtain postpetition financing up to the principal amount of $55 million (inclusive of a $15 million sublimit for letters of credit) (the “DIP Revolving Facility”) from General Electric Capital Corporation (“GE Capital”), as administrative agent and a lender (the “DIP Revolver Agent”), GE Capital Financial Inc., as issuing bank, and the other lenders from time to time parties to the DIP Revolving Facility Agreement (as defined below) (collectively, in their lender capacity, the “DIP Revolver Lenders”), and for Milacron Canada Ltd. and Milacron Capital Holdings B.V. (collectively, the “DIP Revolver Guarantors”) to guarantee the payment of the DIP Revolver Borrowers’ obligations under the DIP Revolving Facility and under the Interim Order (as defined below) and this Order, including, without limitation, principal, accrued interest, unpaid fees and

___________________________

2  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the DIP Revolving Facility Agreement (defined below).

expenses, all “Obligations” as defined in the DIP Revolving Facility Agreement, and all other obligations and amounts due from time to time under the DIP Revolving Facility Documents (as defined below); and (y) Milacron Inc. (the “DIP Term Loan Borrower”) to obtain postpetition financing of up to $80 million in principal amount under a term loan facility and a note purchase arrangement (together, the “DIP Term Loan Facility,” and together with the DIP Revolving Facility, the “DIP Facilities”), with DDJ Capital Management LLC, acting as administrative agent under the DIP Term Loan Facility Agreement and the DIP Note Purchase Agreement (both as defined below) (the “DIP Term Loan Agent,” and together with the DIP Revolver Agent, the “DIP Facility Agents”) and the lenders from time to time parties to the DIP Term Loan Facility Agreement and the purchasers of DIP Term Notes (as defined below) under the DIP Note Purchase Agreement (collectively, in their capacity as lenders and noteholders, the “DIP Term Loan Lenders,” and together with the DIP Revolver Lenders, the “DIP Facility Lenders”), and for Cimcool Industrial Products Inc., Milacron Marketing Company, Milacron Plastics Technologies Group Inc., D-M-E Company, Milacron Canada Ltd., and Milacron Capital Holdings B.V. (collectively, the “DIP Term Loan Guarantors”) to guarantee the payment of the DIP Term Loan Borrower’s obligations under the DIP Term Loan Facility and under the Interim Order and this Order, including, without limitation, principal, accrued interest, unpaid fees and expenses, all “Obligations” as defined in the DIP Term Loan Facility Agreement, and all other obligations and amounts due from time to time under the DIP Term Loan Facility Documents (as defined below, and together with the DIP Revolving Facility Documents, the “DIP Facility Documents”; all of the Debtors’ obligations under the DIP Facility Documents are, collectively, the “Postpetition Indebtedness”), to (A) fund, among other things, ongoing working capital, general corporate, letters of credit and other financing needs of the Debtors, (B) pay certain transaction fees, and other costs and expenses of administration of the Cases, (C) provide the

Revolver Agent, Revolver Lenders, Indenture Trustee, and Senior Secured Noteholders (each as defined below and, collectively, the “Prepetition Secured Parties”) Adequate Protection (as defined below), and (D) pay fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) owed to the DIP Facility Agents and the DIP Facility Lenders under the DIP Facilities and the DIP Facility Documents;

(2)

authorizing and empowering the Debtors to execute and enter into the DIP Facility Documents and to perform such other and further acts as may be required in connection with the DIP Facility Documents;

(3)

providing, pursuant to section 364(c) and (d) of the Bankruptcy Code, that the obligations under the DIP Revolving Facility:

a.

have priority over any and all administrative expenses, except for the Carve-Out, including, without limitation, the kind specified in sections 105, 326, 328, 330, 331, 503(b), 506(c) (but only as provided for herein), 507(a), 507(b), 546(c), 726, 1113, or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other consensual or non-consensual lien, levy or attachment, whether incurred in the Cases or any successor case, which allowed superpriority claims of the DIP Revolver Agent and DIP Revolver Lenders shall be pari passu with the DIP Term Loan Facility Superpriority Claims (as defined below) and shall be payable from, and have recourse to, all prepetition and postpetition property of the Debtors, except for the Carve-Out (as defined below) (the “DIP Revolving Facility Superpriority Claims”); and

b.

be and be deemed immediately secured by valid, binding, continuing, enforceable, fully perfected and unavoidable first priority senior priming security interests and liens (the “DIP Revolving Facility Liens”) in and on all prepetition and postpetition property and assets, whether real or personal, tangible or intangible, and wherever located, of the

Debtors (except with respect to certain assets of the Canadian Debtor (as defined below) that are excluded pursuant to the DIP Facility Documents), whether now existing or hereafter acquired, including proceeds, products, offspring, rents and profits thereof (the “Collateral”), including, without limitation, avoidance actions pursuant to sections 502(d), 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code (the “Avoidance Actions”) and the proceeds thereof, subject only to (i) the Carve-Out, (ii) the Revolver Permitted Prior Liens (as defined below) other than the Indenture Liens (as defined below) on the Indenture Priority Collateral (as defined below), (iii) the DIP Intercreditor Agreement (as defined below) and (iv) paragraph 28 of this Order;

(4)

providing, pursuant to section 364(c) and (d) of the Bankruptcy Code, that the obligations under the DIP Term Loan Facility:

a.

have priority over any and all administrative expenses, except for the Carve-Out, including, without limitation, the kind specified in sections 105, 326, 328, 330, 331, 503(b), 506(c) (but only as provided for herein), 507(a), 507(b), 546(c), 726, 1113, or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other consensual or non-consensual lien, levy or attachment, whether incurred in the Cases or any successor case, which allowed superpriority claims of the DIP Term Loan Agent and DIP Term Loan Lenders shall be pari passu with the DIP Revolving Facility Superpriority Claims and shall be payable from, and have recourse to, all prepetition and postpetition property of the Debtors, except for the Carve-Out (the “DIP Term Loan Facility Superpriority Claims,” and together with the DIP Revolving Facility Superpriority Claims, the “DIP Facility Superpriority Claims”); and

b.

be and be deemed immediately secured by valid, binding, continuing, enforceable, fully perfected and unavoidable first priority senior priming security interests and liens (the “DIP Term Loan Facility Liens”) in and on the Collateral, subject only to

(i) the Carve-Out, (ii) the Indenture Permitted Prior Liens (as defined below) other than the Revolver Liens (as defined below) on the Revolver Priority Collateral (as defined below), (iii) the DIP Intercreditor Agreement, and (iv) paragraph 28 of this Order;

(5)

authorizing the Debtors pursuant to sections 361, 363(c) and (e), and 364(d)(1) of the Bankruptcy Code to use Cash Collateral (as defined under section 363 of the Bankruptcy Code) and provide Adequate Protection to the Prepetition Secured Parties on account of their claims under the Revolver Financing Documents and the Indenture Documents (each as defined below) for any diminution to the Prepetition Collateral (as defined below) caused by the use of Cash Collateral and the terms of the financing being granted herein;

(6)

approving the DIP Revolving Facility and authorizing the DIP Revolver Borrowers to borrow all amounts available under the DIP Revolving Facility and use such borrowed amounts to (a) pay the Revolver Indebtedness in full and (b) fund the Debtors’ working capital and other general corporate needs and pay such other amounts required or allowed to be paid pursuant to the DIP Revolving Facility Documents, the DIP Intercreditor Agreement, this Order and any other order of this Court; and

(7)

approving the DIP Term Loan Facility and authorizing the DIP Term Loan Borrower to borrow all amounts available under the DIP Term Loan Facility and use (a) half of such borrowed amounts to purchase Senior Secured Notes beneficially owned by the DIP Term Loan Lenders or their affiliates (the “Roll-Up”) and (b) the remainder to fund the Debtors’ working capital and other general corporate needs and pay such other amounts required or allowed to be paid pursuant to the DIP Term Loan Facility Documents, the DIP Intercreditor Agreement, this Order and any other order of this Court.

Pursuant to Bankruptcy Rules 4001(b) and 4001(c)(1), due and sufficient notice under the circumstances of the Motion, the first interim hearing held on March 11, 2009 (the

“Interim Hearing”), the second interim hearing held on March 17, 2009 (the “Roll-Up Hearing”), the Interim Order, and the final hearing held on April 6, 2009 (the “Final Hearing”) having been provided by the Debtors as set forth in paragraph N below, and the Court having held the Interim Hearing, the Roll-Up Hearing and the Final Hearing, and upon consideration of all the pleadings filed with this Court; and any objections to the relief requested in the Motion that have not been resolved are hereby overruled; and upon the record made by the Debtors at the Interim Hearing, the Roll-Up Hearing and the Final Hearing and the Declaration of David E. Lawrence in Support of First Day Motions and Applications, and after due deliberation and consideration and good and sufficient cause appearing therefor;

IT IS HEREBY FOUND:

A.

On March 10, 2009 (the “Commencement Date”), the Debtors each commenced in this Court a case under chapter 11 of the Bankruptcy Code.  The Debtors are continuing to operate their respective businesses and manage their respective properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  On March 16, 2009, the Office of the United States Trustee for the Southern District of Ohio (the “U.S. Trustee”) appointed an official committee of unsecured creditors (the “Committee”) in the Cases.

B.

By order dated March 11, 2009, the Court directed the joint administration of the Debtors’ Cases, and the Cases have been consolidated for procedural purposes only.  No request for the appointment of a trustee or examiner has been made in these Cases.

C.

Substantially contemporaneously with the filing of the Cases, Milacron Canada Ltd. (the “Canadian Debtor”) filed an application in Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) seeking, among other things, recognition of the Cases as “foreign proceedings” as defined by section 18.6 of the Companies’ Creditors Arrangement

Act, R.S.C., 1985, chapter C-36, as amended, and recognition of this Court and all orders, judgments and decrees of this Court, including the Interim Order and this Order, and staying all proceedings against the Canadian Debtor, its property and its directors and officers (the “Recognition Order”).  The Canadian Court entered the Recognition Order on March 13, 2009.

D.

This Court has subject matter jurisdiction to consider this matter pursuant to 28 U.S.C. § 1334.  This is a core proceeding pursuant to 28 U.S.C. § 157(b).  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

E.

Based upon the Motion, the exhibits thereto, the DIP Facility Documents, and the evidence submitted at the Interim Hearing, on March 11, 2009 the Court approved and entered that certain Interim Order (I) Authorizing Debtors to Obtain Postpetition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362 and 364; (II) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. § 363; (III) Granting Liens and Superpriority Claims; (IV) Granting Adequate Protection to the Prepetition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364; and (V) Scheduling a Final Hearing on the Debtors’ Motion to Incur Such Financing on a Permanent Basis Pursuant to Bankruptcy Rule 4001 [Doc. No. 47] (the “First Interim Order”).  The First Interim Order, including, without limitation, the findings made therein, is incorporated herein by reference.

F.

Based upon the Motion, the exhibits thereto, the DIP Facility Documents, and the evidence submitted at the Interim Hearing and the Roll-Up Hearing, on March 17, 2009 the Court approved and entered that certain Second Interim Order Authorizing Debtors to Use Additional Amounts Under the DIP Term Loan Facility for Interim Roll-Up [Doc. No. 120] (the “Second Interim Order”; the First Interim Order and the Second Interim Order are referred to collectively herein as the “Interim Order”).  The Second Interim Order, including, without limitation, the findings made therein, is incorporated herein by reference.

G.

Without prejudice to the rights of any non-debtor party in interest, including the Committee, as provided in paragraph 9 herein, the Debtors acknowledge, agree and stipulate that:

(i)

Pursuant to that certain Credit Agreement, dated as of December 19, 2006, among the Debtors, GE Capital, as administrative agent (the “Revolver Agent”), and the lenders from time to time parties thereto (collectively, the “Revolver Lenders”) (as amended, supplemented, or otherwise modified as of the Commencement Date, the “Revolver Credit Agreement,” and together with all other agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith, the “Revolver Financing Documents”), the Revolver Lenders made loans and advances to, issued letters of credit for, and provided other financial accommodations to or for the benefit of, the Debtors from time to time;

(ii)

Pursuant to the Revolver Financing Documents, the Debtors were, as of the Commencement Date, jointly and severally indebted to the Revolver Agent and the Revolver Lenders on account of the Revolver Indebtedness exclusive of accrued but unpaid interest, costs, fees and expenses, in the approximate principal amount of (i) $47,064,064 (inclusive of $7,531,697 in outstanding letters of credit (the “Letters of Credit”)).  For purposes of this Order, the term “Revolver Indebtedness” shall mean and include, without duplication, any and all amounts owing or outstanding under the Revolver Financing Documents (including, without limitation, all “Obligations” as defined in the Revolver Credit Agreement), and all interest on, fees and other costs, expenses and charges owing in respect of, such amounts (including, without limitation, any reasonable attorneys’, accountants’, financial advisors’ and other fees and expenses that are chargeable or reimbursable under the applicable provisions of the Revolver Financing Documents), and any and all obligations and liabilities, contingent or otherwise, owed in respect of the letters of credit or other obligations outstanding thereunder;

(iii)

Pursuant to the Revolver Financing Documents, the Debtors granted to the Revolver Agent, for the benefit of the Revolver Lenders, liens and security interests (the “Revolver Liens”) in and upon substantially all of the Debtors’ property and assets whether real or personal, tangible or intangible, and wherever located, whether now or hereafter existing or acquired, and all the proceeds, products, offspring, rents and profits thereof (the “Prepetition Collateral”) to secure the Revolver Indebtedness and any guarantees thereof; and

(iv)

As of the Commencement Date and immediately prior to giving effect to the First Interim Order, (a) the Revolver Financing Documents are valid and binding agreements and obligations of the Debtors, (b) the Revolver Liens (i) constitute valid, binding, enforceable and perfected first priority security interests and liens, subject only to the liens permitted under the Revolver Credit Agreement (including the Indenture Liens in the Indenture Priority Collateral), but only to the extent such permitted liens are (x) valid, enforceable, non-avoidable liens and security interests that are perfected prior to the Commencement Date (or perfected after the Commencement Date to the extent permitted by section 546(b) of the Bankruptcy Code), (y) not subject to avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law and (z) senior in priority to the Revolver Liens under applicable law and after giving effect to any applicable subordination or intercreditor agreements, including the Prepetition Intercreditor Agreement (as defined below) and the DIP Intercreditor Agreement (such permitted liens, the “Revolver Permitted Prior Liens”), and (ii) are not subject to avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, except as provided by the Prepetition Intercreditor Agreement and the DIP Intercreditor

Agreement, and (c) the Revolver Indebtedness constitutes the legal, valid and binding obligations of the Debtors, and the Revolver Indebtedness, and any amounts paid at any time to the Revolver Agent or any Revolver Lender on account thereof or with respect thereto, are not subject to (i) any objection, offset, defense or counterclaim of any kind or nature, or (ii) avoidance, reduction, disallowance, impairment, recharacterization or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, except as provided by the Prepetition Intercreditor Agreement and the DIP Intercreditor Agreement.

(v)

The Debtors have waived, discharged and released any right they may have to challenge any of the Revolver Indebtedness and the security for those obligations, and to assert any offsets, defenses, claims, objections, challenges, causes of action and/or choses of action against the Revolver Agent, the Revolver Lenders and/or any of their respective affiliates, parents, subsidiaries, agents, attorneys, advisors, professionals, officers, directors and employees, arising under or in any way related to any of the Revolver Financing Documents, Revolver Indebtedness, or Revolver Liens.

H.

Without prejudice to the rights of any non-debtor party in interest, including the Committee, as provided in paragraph 9 herein, the Debtors acknowledge, agree and stipulate that:

(i)

Pursuant to that certain Indenture, dated as of May 26, 2004 (as amended, supplemented, or otherwise modified as of the Commencement Date, the “Indenture,” and together with all other agreements, notes, instruments and other documents executed or delivered pursuant to or in connection with the Indenture, the “Indenture Documents”), with U.S. Bank National Association, as trustee (the “Indenture Trustee,” and together with the Revolver Agent, the “Prepetition Agents”), Milacron Inc. issued the 11½% Senior Secured Notes due 2011 (the “Senior Secured Notes”);

(ii)

As of the Commencement Date, the aggregate principal amount of Senior Secured Notes outstanding was $225 million;

(iii)

Pursuant to the Indenture, the Debtors granted to the Indenture Trustee for the benefit of the holders of the Senior Secured Notes (the “Senior Secured Noteholders”) liens and security interests in and to the Prepetition Collateral (the “Indenture Liens,” and together with the Revolver Liens, the “Prepetition Liens”) to secure the Senior Secured Notes; and

(iv)

As of the Commencement Date and immediately prior to giving effect to the First Interim Order, (a) the Indenture Documents are valid and binding agreements and obligations of the Debtors, (b) the Indenture Liens (i) constitute valid, binding, enforceable and perfected first priority security interests and liens, subject only to the liens permitted under the Indenture (including the Revolver Liens in the Revolver Priority Collateral), but only to the extent such permitted liens are (x) valid, enforceable, non-avoidable liens and security interests that are perfected prior to the Commencement Date (or perfected after the Commencement Date to the extent permitted by Section 546(b) of the Bankruptcy Code), (y) not subject to avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non bankruptcy law, and (z) senior in priority to the Indenture Liens under applicable law after giving effect to any applicable subordination or intercreditor agreements, including the Prepetition Intercreditor Agreement and the DIP Intercreditor Agreement (such permitted liens, the “Indenture Permitted Prior Liens”, and together with the Revolver Permitted Prior Liens, the “Permitted Prior Liens”), and (ii) are not subject to avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, except as provided by the Prepetition Intercreditor Agreement and the DIP Intercreditor Agreement, and (c) the Indenture Documents constitute the legal, valid and binding obligations of the Debtors, and amounts due or paid at any time to the Indenture Trustee or any Senior Secured Noteholder on account thereof or respect thereto are not subject to (i) any objection, offset, defense or counterclaim of any kind or nature, or (ii) avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, except as provided by the Prepetition Intercreditor Agreement and the DIP Intercreditor Agreement.

(v)

The Debtors have waived, discharged and released any right they may have to challenge the Indenture, the Senior Secured Notes and the security for those obligations, and to assert any offsets, defenses, claims, objections, challenges, causes of action and/or choses of action against the Indenture Trustee, the Senior Secured Noteholders and/or any of their respective affiliates, parents, subsidiaries, agents, attorneys, advisors, professionals, officers, directors and employees, arising under or in any way related to any of the Indenture Documents, Senior Secured Notes, or Indenture Liens.

I.

Without prejudice to the rights of any non-debtor party in interest, including the Committee, as provided in paragraph 9 herein, the Debtors acknowledge, agree and stipulate that, pursuant to that certain Intercreditor Agreement, dated as of June 10, 2004 (as amended, supplemented, restated or otherwise modified prior to the Commencement Date, the “Prepetition Intercreditor Agreement”), the Debtors, the Revolver Agent and the Indenture Trustee are parties to an intercreditor arrangement that governs the respective rights, obligations and priorities of the Revolver Lenders and the Senior Secured Noteholders with respect to their interests in the Prepetition Collateral.  Under the Prepetition Intercreditor Agreement, the Indenture Trustee, on behalf of the Senior Secured Noteholders, holds a first priority security interest in all Prepetition Collateral consisting of copyrights, trademarks, customer lists, patents, real estate, machinery and equipment as well as any and all proceeds of the foregoing (the

“Indenture Priority Collateral”), and the Revolver Agent, on behalf of the Revolver Lenders, holds a second lien interest on such Indenture Priority Collateral.  Further, the Revolver Agent, on behalf of the Revolver Lenders, holds a first lien interest on all Prepetition Collateral other than the Indenture Priority Collateral (the “Revolver Priority Collateral”) and the Indenture Trustee, on behalf of the Senior Secured Noteholders, holds a second lien interest on all the Revolver Priority Collateral.  Except as expressly provided in the DIP Intercreditor Agreement, the Prepetition Intercreditor Agreement shall remain in full force and effect and be enforceable according to its terms, including, without limitation, with respect to the Prepetition Liens and the Replacement Liens.

J.

Without prejudice to the rights of any non-debtor party in interest, including the Committee, as provided in paragraph 9 herein, the Debtors acknowledge, agree and stipulate that, pursuant to that certain Intercreditor Agreement dated as of March 10, 2009 (as amended or modified from time to time, the “DIP Intercreditor Agreement”), the DIP Revolver Borrowers, the DIP Revolver Guarantors, the DIP Revolver Agent and the DIP Term Loan Agent are parties to an intercreditor arrangement that governs the respective rights, obligations and priorities of the DIP Revolver Lenders and the DIP Term Loan Lenders with respect to their interests in the Collateral.  Under the DIP Intercreditor Agreement, (a) the DIP Revolver Agent, on behalf of the DIP Revolver Lenders, holds a first priority security interest in all Collateral that is working capital assets and proceeds thereof, as more particularly identified in the DIP Intercreditor Agreement (the “DIP Revolver Priority Collateral”), and the DIP Term Loan Agent, on behalf of the DIP Term Loan Lenders, holds a second priority security interest in all of the DIP Revolver Priority Collateral; and (b) the DIP Term Loan Agent, on behalf of the DIP Term Loan Lenders, holds a first priority security interest in all Collateral other than the DIP Revolver Priority Collateral (the “DIP Term Loan Priority Collateral”); the Indenture Trustee, on behalf of the Senior Secured Noteholders, holds a second priority security interest in such DIP Term Loan Priority Collateral; and the DIP Revolver Agent, on behalf of the DIP Revolver Lenders, holds a third priority security interest in such DIP Term Loan Priority Collateral.  So long as either (a) obligations are outstanding and due and owing under the respective DIP Facilities or (b) commitments thereunder have not been terminated, the DIP Intercreditor Agreement shall remain in full force and effect and be enforceable according to its terms.

K.

The Debtors’ businesses have a need to obtain the DIP Facilities and use Cash Collateral in order to permit, among other things, the orderly continuation of the operation of their businesses, to maintain business relationships with vendors, suppliers and customers, to make payroll, to make capital expenditures and to satisfy other working capital and operational, financial and general corporate needs.  The access of the Debtors to sufficient working capital and liquidity through the incurrence of new indebtedness for borrowed money and other financial accommodations (including letters of credit and other credit support) and use of Cash Collateral is vital to the preservation and maintenance of the going concern values of the Debtors and to the success of these Cases.  Without such credit and use of Cash Collateral, the Debtors would not be able to operate their businesses and the Debtors’ estates would be irreparably harmed.

L.

The Debtors are unable to obtain sufficient financing from sources other than the DIP Facility Lenders on terms more favorable than under the DIP Facility Documents.  The Debtors have been unable to obtain sufficient unsecured credit solely under section 503(b)(1) of the Bankruptcy Code as an administrative expense.  New credit is unavailable to the Debtors without (a) providing the DIP Revolver Agent, for the benefit of the DIP Revolver Lenders, (i) the DIP Revolving Facility Superpriority Claims and (ii) the DIP Revolving Facility Liens as provided herein and in the agreements, documents and instruments delivered pursuant to or in connection with the DIP Revolving Facility Agreement (all such agreements, documents and instruments, inclusive of the DIP Revolving Facility Agreement, are collectively the “DIP Revolving Facility Documents”), (b) providing the DIP Term Loan Agent, for the benefit of the DIP Term Loan Lenders, (i) the DIP Term Loan Facility Superpriority Claims and (ii) the DIP Term Loan Facility Liens as provided herein and in the agreements, documents and instruments delivered pursuant to or in connection with the DIP Term Loan Facility Agreement or the DIP Note Purchase Agreement (all such agreements, documents and instruments, inclusive of the DIP Term Loan Facility Agreement and the DIP Note Purchase Agreement, are collectively the “DIP Term Loan Facility Documents”), and (c) providing for the Adequate Protection of the Prepetition Secured Parties’ interests in the Prepetition Collateral on the terms and conditions as set forth herein.

M.

The DIP Facility Agents, DIP Facility Lenders, the Revolving Agent, the Revolving Lenders, and the Senior Secured Noteholders that are DIP Term Loan Lenders as of the Commencement Date (the “Participating Noteholders”), have indicated a willingness to provide financing to the Debtors and/or permit the use of Cash Collateral by the Debtors (or to otherwise refrain from objecting to such financing or use of Cash Collateral) subject to, (i) entry of the Interim Order and this Order, (ii) the terms and conditions of the DIP Facility Documents, and (iii) findings by the Court that such postpetition financing and use of Cash Collateral is essential to the Debtors’ estates, that the terms of such financing and use of Cash Collateral were negotiated in good faith and at arm’s length, and that the DIP Facility Liens, the DIP Facility Superpriority Claims, and the other protections granted pursuant to the Interim Order and this Order and the DIP Facility Documents will not be affected by any subsequent reversal, modification, vacatur, or amendment of the Interim Order or this Order or any other order, as provided in section 364(e) of the Bankruptcy Code.  Each of the DIP Facility Agents, DIP

Facility Lenders, the Revolver Agent, the Revolver Lenders, and the Participating Noteholders has acted in good faith in, as applicable, negotiating, consenting to and in agreeing to provide the postpetition financing arrangements and use of Cash Collateral (or otherwise not opposing such use) contemplated by this Order, the Interim Order and the other DIP Facility Documents, and the reliance of each of the DIP Facility Agents, DIP Facility Lenders, the Revolving Agent, the Revolver Lenders, and the Participating Noteholders on the assurances referred to above is in good faith.

N.

Notice of the Motion, the Interim Order, the Final Hearing and the proposed entry of this Order has been provided to (a) the forty (40) largest creditors listed in the Debtors’ consolidated list of creditors (excluding insiders), (b) the U.S. Trustee, (c) counsel to the DIP Revolver Agent, (d) counsel to the DIP Term Loan Agent, (e) counsel to the Revolver Agent, (f) counsel to the Indenture Trustee, (g) counsel to the Committee and (h) each of the financial institutions listed in the Emergency Motion of the Debtors and the Debtors in Possession for an Order (A) Authorizing the Continued Use of the Debtors’ Centralized Cash Management System; (B) Authorizing Maintenance of the Debtors’ Existing Checks, Bank Accounts, and Business Forms; (C) Authorizing the Preservation and Exercise of Existing Intercompany Setoff Rights; (D) Authorizing, But Not Directing, the Debtors, in Their Discretion, To Pay Obligations Related to Intercompany Transactions for Goods Produced and Sold by Non-Debtor Affiliates; (E) Granting Administrative Priority Status for Post-Petition Intercompany Transactions; and (F) Waiving Investment and Deposit Requirements, (i) all known parties asserting a lien against the Collateral, and (j) any other party that has filed a request for notice pursuant to Bankruptcy Rule 2002 or are required to receive notice under the Bankruptcy Rules (collectively, the “Notice Parties”).  The requisite notice of the Motion and the relief requested thereby and this Order has been provided in accordance with Bankruptcy

Rule 4001, which notice is sufficient for all purposes under the Bankruptcy Code, including, without limitation, sections 102(1) and 364 of the Bankruptcy Code, and no other notice need be provided for entry of this Order.

O.

The Debtors have requested entry of this Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2).  Absent entry of this Order, the Debtors’ businesses, properties and estates will be irreparably harmed.

P.

The ability of the Debtors to finance their respective operations and the availability to the Debtors of sufficient working capital and other financial and general corporate liquidity through the incurrence of new indebtedness for borrowed money and other financial accommodations, including letters of credit and credit support, and use of Cash Collateral is in the best interests of the Debtors and their respective creditors and estates.  The postpetition financing and use of Cash Collateral authorized hereunder is vital to avoid harm to the Debtors’ businesses, properties and estates and to allow the orderly continuation of the Debtors’ businesses.

Q.

Based upon the record presented by the Debtors to this Court:  (i) the terms of the DIP Facilities and use of Cash Collateral are the best available under the circumstances, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duty, and are supported by reasonably equivalent value and fair consideration; and (ii) the DIP Facilities and use of Cash Collateral has been negotiated in good faith and at arm’s length among the Debtors and the DIP Facility Agents, the DIP Facility Lenders, the Revolver Agent, the Revolver Lenders and the Participating Noteholders, and any loans, credit, letters of credit, credit support, use of Cash Collateral or other financial accommodations set forth in this Order or the Interim Order shall be deemed to have been extended, issued, made, or consented to, as the case may be, in “good faith” within the meaning of section 364(e) of the Bankruptcy Code.

R.

The consent of the Revolver Agent, Revolver Lenders and Participating Noteholders granted herein is expressly limited to (i) the Debtors’ use of Cash Collateral solely on the terms and conditions set forth in this Order and the Interim Order and (ii) the postpetition financing being provided by the DIP Facility Agents and DIP Facility Lenders as contemplated by this Order, the Interim Order, the DIP Facility Agreements and the DIP Intercreditor Agreement.  Nothing in this Order or the Interim Order, including, without limitation, any of the provisions herein with respect to adequate protection, shall constitute, or be deemed to constitute, a finding that the interests of the Prepetition Secured Parties are or will be adequately protected with respect to any non-consensual use of Cash Collateral or priming of the Prepetition Liens.

S.

The DIP Facility Lenders have agreed to amend and modify the Milestones (as defined in each of the DIP Revolving Facility Agreement and the DIP Term Loan Facility Agreement) such that (a) the Asset Purchase Agreement (as defined in the DIP Term Loan Facility Agreement) shall be executed on or before April 20, 2009, (b) the Bid Procedures Orders (as defined in the DIP Term Loan Facility Agreement) shall be entered on or before May 14, 2009, (c) pursuant to the Bid Procedures Orders, bids in connection with the sale of all or substantially all of the Debtors’ assets (the “Sale”) shall be submitted on or before June 24, 2009 (the “Initial Bid Deadline”), (d) in the event that there is no “qualified bid” submitted pursuant to the terms of the Bid Procedures Orders (other than the bid submitted by the DIP Term Loan Lenders) on or before the Initial Bid Deadline, the hearing to approve the Sale (the “Sale Hearing”) shall be held on or before June 26, 2009, and (e) in the event that there is at least one “qualified bid” submitted on or before the Initial Bid Deadline (other than the bid submitted by the DIP Term Loan Lenders) (i) the deadline by which to submit “qualified bids” shall be extended to and including July 13, 2009, (ii) the auction pursuant to the terms of the Bid Procedures Orders shall be held on or before July 17, 2009, and (iii) the Sale Hearing shall be held on or before July 20, 2009 (collectively, the “Milestone Extensions”), in each case, as such dates may be extended by the written consent of the Required Lenders.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED:

1.

Disposition.  The Motion is granted as set forth in this Order.  Any objections that have not previously been withdrawn are hereby overruled.  This Order shall immediately become effective upon its entry.

2.

Authorization to Borrow Under the DIP Revolving Facility.  Under that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement by and among the DIP Revolver Borrowers, the DIP Revolver Guarantors, the DIP Revolver Agent, and the DIP Revolver Lenders (as amended or modified from time to time, the “DIP Revolving Facility Agreement”), the DIP Revolver Borrowers are authorized to borrow all amounts available under the DIP Revolving Facility from the DIP Revolver Lenders pursuant to the terms and conditions of the DIP Revolving Facility Agreement, and to use amounts borrowed under the DIP Revolving Facility to (a) immediately pay the remaining Revolver Indebtedness in full in cash and (b) fund the Debtors’ working capital and other general corporate needs and pay such other amounts required or allowed to be paid, in each case, pursuant to the DIP Revolving Facility Documents, the DIP Intercreditor Agreement, this Order and any other orders of this Court.  The DIP Revolving Facility Documents shall constitute legal, valid, and binding obligations of the Debtors, enforceable against the Debtors in accordance with their terms, and the Letters of Credit shall be deemed to have been issued under the DIP Revolving Facility Agreement.

3.

Authorization to Borrow Under the DIP Term Loan Facility.  Under that certain (a) Senior Secured, Superpriority Debtor-in-Possession Credit Agreement by and among the DIP Term Loan Borrower, the DIP Term Loan Guarantors, the DIP Term Loan Agent, and the DIP Term Loan Lenders (as amended or modified from time to time, the “DIP Term Loan Facility Agreement”) and (b) DIP Note Purchase Agreement (the DIP Term Loan Facility Agreement, the DIP Note Purchase Agreement and the DIP Revolving Facility Agreement are collectively the “DIP Facility Agreements”), the DIP Term Loan Borrower is authorized to borrow all amounts available under the DIP Term Loan Facility from the DIP Term Loan Lenders pursuant to the terms and conditions of the DIP Term Loan Facility Agreement and the DIP Note Purchase Agreement, and to use the amounts borrowed to: (i) use half of such borrowed amounts to effectuate the Roll-Up, (ii) fund the Debtors’ working capital and other general corporate needs and (iii) pay such other amounts required or allowed to be paid pursuant to the DIP Term Loan Facility Documents, the DIP Intercreditor Agreement, this Order and any other orders of this Court.  The DIP Term Loan Facility Documents shall constitute legal, valid, and binding obligations of the Debtors party thereto, enforceable against the Debtors in accordance with their terms.

4.

DIP Revolving Facility Superpriority Claims.  For all of the Debtors’ obligations and Postpetition Indebtedness arising under the DIP Revolving Facility, the DIP Revolver Lenders and the DIP Revolver Agent are granted, pursuant to section 364(c)(1) of the Bankruptcy Code, subject only to the Carve-Out, the allowed DIP Revolving Facility Superpriority Claims, which claims shall be pari passu with the DIP Term Loan Facility Superpriority Claims and shall be payable from and have recourse to, in addition to the Collateral, any unencumbered prepetition or postpetition property of the Debtors whether now existing or hereafter acquired (including, without limitation, proceeds from any Avoidance Actions).  The DIP Revolving Facility Superpriority Claims shall be deemed legal, valid, binding, enforceable, and perfected claims, not subject to subordination, impairment or avoidance other than as provided herein and in the DIP Intercreditor Agreement, for all purposes in the Cases and any successor case.

5.

DIP Term Loan Facility Superpriority Claims.  For all of the Debtors’ obligations and Postpetition Indebtedness arising under the DIP Term Loan Facility, the DIP Term Loan Lenders and DIP Term Loan Agent are granted, pursuant to section 364(c)(1) of the Bankruptcy Code, subject only to the Carve-Out, the allowed DIP Term Loan Facility Superpriority Claims, which claims shall be pari passu with the DIP Revolving Facility Superpriority Claims and shall be payable from and have recourse to, in addition to the Collateral, any unencumbered prepetition or postpetition property of the Debtors whether now existing or hereafter acquired (including, without limitation, proceeds from any Avoidance Actions).  The DIP Term Loan Facility Superpriority Claims shall be deemed legal, valid, binding, enforceable, and perfected claims, not subject to subordination, impairment or avoidance other than as provided herein and in the DIP Intercreditor Agreement, for all purposes in the Cases and any successor case.

6.

DIP Revolving Facility Liens.  As security for the repayment of the Postpetition Indebtedness arising under the DIP Revolving Facility Documents, pursuant to sections 364(c)(2), (c)(3), and (d) of the Bankruptcy Code, the DIP Revolver Agent, on behalf of itself and the DIP Revolver Lenders, is hereby granted (without the necessity of the execution by the Debtors or the filing or recordation of mortgages, security agreements, control agreements, financing statements, or otherwise) the DIP Revolving Facility Liens.  The DIP Revolving Facility Liens are valid, binding, enforceable and fully perfected as of the date of entry of the First Interim Order, shall prime and be senior in all respects to the Prepetition Liens and Replacement Liens (as defined below) pursuant to section 364(d) of the Bankruptcy Code, and are subject only to (i) the Carve-Out, (ii) the Revolver Permitted Prior Liens other than the

Indenture Liens on the Indenture Priority Collateral, (iii) the DIP Intercreditor Agreement, and (iv) paragraph 28 of this Order.  Upon entry of the First Interim Order, all possessory collateral held by the Revolver Agent was deemed to have been transferred to the DIP Revolver Agent and all lockbox, blocked account and similar control agreements were deemed assigned to the DIP Revolver Agent, on behalf of the DIP Revolver Lenders.

7.

DIP Term Loan Facility Liens.  As security for the repayment of the Postpetition Indebtedness arising under the DIP Term Loan Facility Documents, pursuant to sections 364(c)(2), (c)(3), and (d) of the Bankruptcy Code, the DIP Term Loan Agent, on behalf of itself and the DIP Term Loan Lenders, is hereby granted (without the necessity of the execution by the Debtors or the filing or recordation of mortgages, security agreements, control agreements, financing statements, or otherwise) the DIP Term Loan Facility Liens.  The DIP Term Loan Facility Liens are valid, binding, enforceable and fully perfected as of the date of entry of the First Interim Order, shall prime and be senior in all respects to the Prepetition Liens and the Replacement Liens pursuant to section 364(d) of the Bankruptcy Code, and are subject only to (i) the Carve-Out, (ii) the Indenture Permitted Prior Liens other than the Revolver Liens on the Revolver Priority Collateral, (iii) the DIP Intercreditor Agreement, and (iv) paragraph 28 of this Order.

8.

Carve-Out.  Subject to the terms and conditions contained in this paragraph, the DIP Facility Liens, the DIP Facility Superpriority Claims and the Adequate Protection shall be subject to the following:  (a) unpaid fees of the Clerk of the Bankruptcy Court and the U.S. Trustee pursuant to 28 U.S.C. § 1930(a); (b) the reasonable fees and expenses of the Indenture Trustee pursuant to paragraph 13(c) of this Order (the “Indenture Trustee Fees”); (c) unpaid professional fees and expenses of the Debtors and the Committee (but excluding any transaction, restructuring, completion, success or similar fees) solely to the extent allowed and consistent with the 13-Week Budget (as defined in the DIP Revolving Facility Agreement) (collectively, the “Professional Fees”), provided such Professional Fees are incurred prior to delivery of a notice (the “Carve-Out Notice”) of an Event of Default (as defined below) and the applicable professional has been timely preparing and submitting monthly fee statements in accordance with the Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, entered on March 12, 2009; (d) Professional Fees incurred subsequent to delivery of the Carve-Out Notice and the Indenture Trustee Fees, in an aggregate amount not to exceed $1,500,000; and (e) fees and expenses incurred by a trustee appointed upon the conversion of one or more of the Cases to a case under chapter 7 of the Bankruptcy Code in an aggregate amount not to exceed $150,000 (items (a) through (e), collectively, the “Carve-Out”).  The Carve-Out shall exist at all times, but be triggered and payable only upon (i) the occurrence of any event of default under any DIP Facility Agreement (each, an “Event of Default”) and delivery of a Carve-Out Notice by the applicable DIP Facility Agent to the Debtors, counsel for the Debtors, and counsel to the Committee or (ii) the Commitment Termination Date (as defined in the DIP Revolving Facility Agreement).  Notwithstanding anything herein to the contrary, no Prepetition Collateral, Collateral, Cash Collateral, amounts borrowed under the DIP Facility Documents, proceeds of any of the foregoing, or any portion of the Carve-Out, or any portion of the amounts allocated for the benefit of the Debtors’ estates in paragraph 28(c) of this Order, shall include, apply to, or be available for, as applicable, any fees or expenses incurred by any party, including the Debtors or the Committee, in connection with (i) the initiation or prosecution of any claims, causes of action, adversary proceedings, or other litigation against any of the DIP Facility Agents or any of the DIP Facility Lenders, including, without limitation, challenging the amount, validity, extent, perfection, priority, characterization, or enforceability of, or asserting any defense, counterclaim, or offset to, the Postpetition Indebtedness, the DIP Facility Superpriority Claims, or the DIP Facility Liens, (ii) asserting any claims or causes of action, including, without limitation, claims or actions to hinder or delay any DIP Facility Agent’s, any DIP Facility Lender’s, or any Prepetition Secured Party’s assertion, enforcement or realization on the Collateral in accordance with the DIP Facility Documents, the Interim Order or this Order, or any Avoidance Actions against any DIP Facility Agent, any DIP Facility Lender, or any Prepetition Secured Party, or (iii) the initiation or prosecution of any claims, causes of action, adversary proceedings, or other litigation against any of the Prepetition Secured Parties, including, without limitation, challenging the amount, validity, extent, perfection, priority, or enforceability of, or asserting any defense, counterclaim, or offset to, the Prepetition Indebtedness, the Revolver Credit Agreement, the Indenture Documents or the Adequate Protection granted herein.  The foregoing shall not be construed as consent to the allowance of any Professional Fees and shall not affect the right of the Debtors, the DIP Facility Agents, the DIP Facility Lenders, the Prepetition Secured Parties, the Committee, the U.S. Trustee, or other parties in interest to object to the allowance and payment of any Professional Fees.  Payment of any portion of the Carve-Out shall not, and shall not be deemed to, (x) reduce any Debtor’s obligations owed to any of the DIP Facility Agents, DIP Facility Lenders, and/or Prepetition Secured Parties or (y) subordinate, modify, alter or otherwise affect any of the liens and security interests of such parties in the Collateral or Prepetition Collateral (or their respective claims against the Debtors).  For the avoidance of doubt, there shall be only a single Carve-Out in the amount set forth above in respect of the Collateral and the DIP Facility Liens.

9.

Investigation Rights.  Notwithstanding anything herein to the contrary, including the Debtors’ stipulations and releases herein solely as they relate to the Prepetition Secured Parties, (a) the Committee shall have until June 5, 2009 and (b) any other non-debtor party in interest (other than any DIP Facility Agent or DIP Facility Lender) shall have until May 26, 2009 (the applicable date, the “Investigation Termination Date”), to investigate the validity, perfection, and enforceability of the Prepetition Liens and the amount and allowability of the Prepetition Indebtedness or to assert any other claims or causes of action against any of Prepetition Secured Parties, including, without limitation, lender liability, recharacterization, and equitable subordination.  If the Committee or any non-debtor party in interest determines that there may be a challenge by the Investigation Termination Date, upon five (5) days’ written notice to the Debtors and the respective Prepetition Agent, such Committee or other non-debtor party in interest shall be permitted to file and prosecute an objection or claim related thereto (each, a “Challenge”), and shall have only until the Investigation Termination Date to file an objection or otherwise initiate an appropriate action or adversary proceeding (including a motion seeking authority to file an action) on behalf of the Debtors’ estates setting forth the basis of such Challenge.  If a party does not file a Challenge on or before the Investigation Termination Date (or such other later date as extended by the written consent of the Debtors and the applicable Prepetition Agents), then the agreements, acknowledgements, releases and stipulations contained in paragraphs G and H of this Order shall be irrevocably binding on all other parties, the estates, the Committee and all parties in interest (including, without limitation, any receiver, administrator, or trustee appointed in any of the Cases or any successor case or in any jurisdiction) without further action by any party or this Court, and the Committee and any other party in interest (including, without limitation, any receiver, administrator, or trustee appointed in any of the Cases or any successor case or in any jurisdiction) shall thereafter be forever barred from bringing any Challenge with respect to the Prepetition Secured Parties.  If any complaint is timely filed on or before the Investigation Termination Date, all other claims and actions against the Prepetition Secured Parties not expressly asserted in such complaint shall be deemed, immediately and without further notice, motion or application to, order of, or hearing before, this Court, to have been forever relinquished, discharged, released and waived.  Solely for purposes of this paragraph, the Committee shall be deemed to be the representative of the Debtors’ bankruptcy estates having all standing necessary to commence any Challenge on behalf of the Debtors’ bankruptcy estates.  Nothing in this Order or the Interim Order (a) confers standing on any party other than the Committee to file or prosecute such claims and actions described herein or (b) precludes any Prepetition Secured Party from seeking allowance of all or any portion of the Prepetition Indebtedness prior to the occurrence of the Investigation Termination Date.

10.

Limitation on Additional Surcharges.  So long as the DIP Facility Agents, DIP Facility Lenders and Prepetition Secured Parties are providing financing under the DIP Facilities or allowing use of Cash Collateral, with the exception of the Carve-Out and except as otherwise permitted by the DIP Facilities, neither the Collateral, Prepetition Collateral nor any DIP Facility Agent, DIP Facility Lender, or any Prepetition Secured Party shall be subject to surcharge, pursuant to section 506(c) of the Bankruptcy Code or otherwise, by the Debtors or any other party in interest without the prior written consent of the DIP Facility Agents and the Prepetition Agents, and no such consent shall be implied from any other action, inaction, or acquiescence by any party, including but not limited to funding of the Debtors’ ongoing operation by the DIP Facility Agents and DIP Facility Lenders.  Except as otherwise provided in paragraph 28 of this Order, no DIP Facility Agent, DIP Facility Lender, or Prepetition Secured Party shall be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the Collateral or Prepetition Collateral.

11.

Use of Cash Collateral.  The Debtors shall have use of Cash Collateral pursuant to the terms of the DIP Revolving Facility Documents, the Interim Order and this Order.  To the extent any proceeds from dispositions of DIP Term Loan Priority Collateral are received, such proceeds shall be paid to the DIP Term Loan Agent and applied in accordance with the DIP Term Loan Facility Agreement and the DIP Intercreditor Agreement.  Except as otherwise provided in the DIP Term Loan Facility Documents, the Debtors shall deposit cash proceeds from the DIP Term Loan Facility into an account that is not subject to a lockbox, blocked account, or other control agreement with the DIP Revolver Agent.  The Debtors shall use amounts borrowed under the DIP Facilities to fund the Debtors’ operation of their businesses in accordance with the terms of the DIP Facility Documents.

12.

Payoff of Revolver Indebtedness and Revolver Agent and Revolver Lenders Adequate Protection.  (a) As authorized in the First Interim Order, all Letters of Credit under the Revolver Credit Agreement were deemed issued under the DIP Revolving Facility upon entry of the First Interim Order and all Cash Collateral and proceeds of other Collateral (other than Indenture Priority Collateral) were tendered to the Revolver Agent, for the benefit of the Revolver Lenders, and applied against the Revolver Indebtedness in accordance with the terms of the Revolver Credit Agreement.  Upon entry of this Order, the Debtors are authorized to use advances from the DIP Revolving Facility to repay the Revolver Indebtedness outstanding to the Revolver Agent, on behalf of the Revolver Lenders, subject to the terms of paragraph 12(b) below.  Upon repayment of the Revolver Indebtedness in full in cash, the Revolver Agent and Revolver Lenders irrevocably agree and consent, and this Order deems, that the Revolver Liens and Revolver Replacement Liens (as defined in the First Interim Order) are transferred and assigned to the DIP Revolver Agent, for the benefit of itself and the DIP Revolver Lenders, and shall be deemed DIP Revolving Facility Liens, without any additional recording, assignment or documentation of the transfer and assignment of liens required, subject in all respects to the DIP Intercreditor Agreement; and

(b)

As adequate protection (the “Revolver Adequate Protection”) for all (i) indemnification obligations arising under provisions of the Revolver Financing Documents which, by their terms, survive payment in full of the Revolver Indebtedness (the “Indemnification Obligations”) and (ii) claims for professional fees and expenses incurred by the Revolver Agent and/or Revolver Lenders pursuant to the terms of the Revolver Credit Agreement, whether incurred prepetition or postpetition (the “Indemnification Fees,” and together with the Indemnification Obligations, the “Indemnification Claim”), if any, shall constitute an allowed administrative claim (the “Revolver Administrative Claim”) against the Debtors’ estates and property under section 507(b) of the Bankruptcy Code, which Revolver Administrative Claim shall be junior and subordinate only to the DIP Facility Superpriority Claims and the Carve-Out and shall be pari passu with the Indenture Administrative Claim (as defined below).  The Debtors shall pay any Indemnification Fees within ten (10) days of receipt of a detailed invoice therefor; provided, that any such invoice may be redacted to protect privileged, confidential or proprietary information; provided, further, that copies of such invoices shall be provided to the U.S. Trustee, counsel to the Committee, and counsel to the DIP Term Loan Lenders; provided, further, that none of such fees and expenses shall be subject to Court approval or required to be maintained in accordance with the United States Trustee Guidelines and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with the Court; provided, further, that the Court shall have jurisdiction to determine any dispute concerning such Indemnification Fees; provided, further, that such payments shall be provisional in nature, and if and to the extent that any payment(s) is challenged by a party in interest under section 506(b) of the Bankruptcy Code pursuant to paragraph 9 hereof and ultimately not allowed under such provision, such payment(s) may be recharacterized as a payment of principal on the indebtedness under the Revolver Financing Documents;

13.

Indenture Trustee and Senior Secured Noteholders Adequate Protection.  In consideration for the use of Prepetition Collateral (including Indenture Priority Collateral and Cash Collateral) and the priming of the Indenture Liens (solely upon the terms and conditions of this Order and the Interim Order), the Indenture Trustee and Senior Secured Noteholders shall receive the following (collectively the “Indenture Adequate Protection,” and together with the Revolver Adequate Protection, the “Adequate Protection”):

(a)

To the extent there is a diminution in the Indenture Trustee’s interest in the Prepetition Collateral (whether the reason for such diminution is as a result of, arises from, or is attributable to, the imposition of the automatic stay, the use of Cash Collateral or the physical deterioration, consumption, use, sale, lease, disposition, shrinkage, or decline in market value of the Prepetition Collateral), the Indenture Trustee, on behalf of the Senior Secured Noteholders, is granted a replacement lien in the Collateral (other than the Avoidance Actions and the proceeds thereof), subject to the Carve-Out and the Prepetition Intercreditor Agreement (the “Indenture Replacement Liens”), which liens are valid, binding, enforceable and fully perfected as of the date of entry of the First Interim Order and shall be subordinate only to the DIP Facility Liens and Indenture Permitted Prior Liens;

(b)

Subject to the Carve-Out, an allowed administrative claim (the “Indenture Administrative Claim”) against the Debtors’ estates under section 507(b) of the Bankruptcy Code to the extent that the Indenture Replacement Liens do not adequately protect the diminution in the value of the Prepetition Collateral, which Indenture Administrative Claim, if any, shall be junior and subordinate to the DIP Facility Superpriority Claims and shall be pari passu with the Revolver Administrative Claim;

(c)

To the extent provided in the Indenture, payments of the Indenture Trustee’s reasonable fees and expenses for legal counsel for services rendered prepetition or postpetition on behalf of the Indenture Trustee; provided, that such professional shall provide copies of detailed invoices to the U.S. Trustee and counsel to the Committee; provided, further, that any such invoices may be redacted to protect privileged, confidential or proprietary information; provided, further, that none of such fees and expenses as adequate protection payments hereunder shall be subject to Court approval or required to be maintained in accordance with the United States Trustee Guidelines and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with the Court; provided, further, that the Court shall have jurisdiction to determine any dispute concerning such invoices; provided, further, that such payments shall be provisional in nature, and if and to the extent that any payment(s) is challenged by a party in interest under section 506(b) of the Bankruptcy Code pursuant to paragraph 9 hereof and ultimately not allowed under such provision, such payment(s) may be recharacterized as a payment of principal on the indebtedness under the Indenture Documents;

(d)

With respect to Senior Secured Noteholders that are not Participating Noteholders, but that have elected to participate in the DIP Term Loan Facility under the terms set forth in the notice circulated by the Indenture Trustee on March 10, 2009 (the “Electing Noteholders”), the right of such Electing Noteholders to participate in the DIP Term Loan Facility (subject to the DIP Intercreditor Agreement and certain other terms and conditions expressly agreed to by such Electing Noteholders); and

(e)

The right to petition this Court for any such additional protection they may reasonably require with respect to amounts due under the Indenture Documents or otherwise, including, without limitation, their rights to request additional adequate protection of their interests in the Prepetition Collateral or the Cash Collateral or relief from or modification of the automatic stay extant under section 362 of the Bankruptcy Code.

14.

Fees and Expenses of the DIP Facility Agents and the DIP Facility Lenders.  The Debtors shall promptly, following receipt of a written detailed invoice (with a copy delivered to the U.S. Trustee and counsel to the Committee), reimburse the DIP Facility Agents and the DIP Facility Lenders for their reasonable out-of-pocket costs, fees (including, without limitation, reasonable attorneys’ and financial advisors’ fees and expenses), charges, and expenses incurred in connection with the Cases or under the DIP Facilities, whether incurred prepetition or postpetition; provided, however, that any such invoice may be redacted to protect privileged, confidential or proprietary information.  None of such out-of-pocket costs, fees, charges, and expenses shall be subject to Court approval or required to be maintained in accordance with the United States Trustee Guidelines and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with the Court; provided, that to the extent the Debtors fail to reimburse the DIP Facility Agents and/or DIP Facility Lenders for any such fees and expenses, the applicable professionals shall be permitted to apply any amounts held in escrow or retainer (whether obtained prior to, on, or after, the Commencement Date) against such unpaid fees and expenses without the need to file any application with the Court; provided, further, that the Court shall have jurisdiction to determine any dispute concerning such invoices.

15.

Restrictions on the Debtors.  Other than the Carve-Out and the Permitted Prior Liens, no claim or lien having a priority superior or pari passu with those granted by this Order and the Interim Order to the DIP Facility Agents, the DIP Facility Lenders or the Prepetition Secured Parties shall be granted by any Debtor, while any obligations under the DIP Facilities (or refinancing thereof) or any Prepetition Indebtedness remains outstanding without the written consent of the DIP Facility Agents and Prepetition Agents.  Except as expressly permitted by the DIP Facility Documents and this Order, the Debtors will not, at any time during the Cases, grant mortgages, security interests, or liens in the Collateral or any portion thereof pursuant to section 364(d) of the Bankruptcy Code or otherwise.  Without the prior written consent of the Committee, the Debtors will not, at any time during the Cases, grant mortgages, security interests or liens in any of the amounts allocated for the benefit of the Debtors’ estates in paragraph 28 of this Order.

16.

Additional Perfection Measures.  No DIP Facility Agent, DIP Facility Lender or Prepetition Secured Party shall be required to file financing statements, mortgages, deeds of trust, security deeds, notices of lien, or similar instruments in any jurisdiction, or take any other action, to attach or perfect the security interests and liens granted under the DIP Facility Documents, the Interim Order and this Order (including, without limitation, taking possession of any of the Collateral, or taking any action to have security interests or liens noted on certificates of title or similar documents).  Notwithstanding the foregoing, any of the DIP Facility Agents, DIP Facility Lenders and Prepetition Agents may, in their sole discretion, file this Order or such financing statements, mortgages, deeds of trust, notices of lien, or similar instruments, or otherwise confirm perfection of such liens, security interests, and mortgages, or, with respect to any Collateral, request that such Collateral be delivered to the applicable DIP Facility Agent to be held on behalf of the applicable DIP Facility Lenders, without seeking modification of the automatic stay under section 362 of the Bankruptcy Code, and all such documents shall be deemed to have been filed or recorded on the Commencement Date, with the priorities set forth herein; provided, that the failure of any DIP Facility Agent or DIP Facility Lender to file any such financing statement, mortgage, deed of trust, notice of lien or other instrument, or to otherwise confirm perfection of such liens, security interests and mortgages or make any other such request shall not affect either the perfection or priority of the DIP Facility Liens.

17.

Access to Collateral – No Landlord’s Liens.  Notwithstanding anything contained herein to the contrary and without limiting any other rights or remedies of any DIP Facility Agent, for the ratable benefit of the DIP Facility Lenders, contained in this Order, the Interim Order or the DIP Facility Documents, or otherwise available at law or in equity, and subject to the terms of the DIP Facility Documents, upon written notice to the landlord of any leased premises that an Event of Default has occurred and is continuing under the DIP Facility Documents, any DIP Facility Agent may, subject to any separate agreement by and between such landlord and such DIP Facility Agent (the “Separate Agreement”), enter upon any leased premises of the Debtors for the purpose of exercising any remedy with respect to Collateral located thereon and, subject to the Separate Agreement, shall be entitled to all of the Debtors’ rights and privileges as lessee under such lease without interference from such landlord; provided, that, subject to the Separate Agreement, such DIP Facility Agent shall only pay rent of the Debtors that first accrues after the written notice referenced above and that is payable during the period of such occupancy by such DIP Facility Agent, calculated on a per diem basis.  Nothing herein shall require any DIP Facility Agent to assume any lease as a condition to the rights afforded to the DIP Facility Agents in this paragraph.

18.

Automatic Stay.  Subject only to the provisions of the applicable DIP Facility Agreement and without further order from this Court, the automatic stay provisions of section 362 of the Bankruptcy Code are vacated and modified to the extent necessary to permit the DIP Facility Agents and DIP Facility Lenders, upon the occurrence and during the continuance of any Event of Default, to exercise all rights and remedies provided for in the DIP Facility Documents, subject to the terms of the DIP Intercreditor Agreement; provided, that the party exercising such rights or remedies shall be required to give five (5) days’ prior written notice to the Debtors, the Debtors’ bankruptcy counsel, the Committee’s counsel, the Prepetition Agents, the applicable DIP Facility Agent and the U.S. Trustee; provided, however, that such notice (other than notice to the applicable DIP Facility Agent) shall not be required prior to the exercise of any right or remedy to (i) freeze monies or balances in the Debtors’ accounts, (ii) set off monies or balances of the Debtors in accounts maintained by any DIP Facility Agent or any DIP Facility Lender, (iii) charge default rates of interest, (iv) terminate commitments and cease funding under any DIP Facility Agreement, or (v) revoke consent to the use of Cash Collateral.  Notwithstanding the occurrence of an Event of Default or termination of the commitments under any DIP Facility Agreement or anything herein to the contrary, all of the rights, remedies, benefits, and protections provided to the DIP Facility Agents and DIP Facility Lenders under the DIP Facility Documents, the Interim Order and this Order shall survive the Commitment Termination Date.  The Debtors and/or the Committee shall have the initial burden of proof at any hearing on any request by the Debtors and/or the Committee to re-impose or continue the automatic stay with respect to the DIP Facility Agents and DIP Facility Lenders; provided, however, that the only issue to be determined at such hearing shall be whether an Event of Default has occurred and is continuing or has been cured in accordance with the terms of the DIP Facilities, and if an Event of Default is determined to have occurred and be continuing, the automatic stay will not be re-imposed or continue with respect to the DIP Facility Agents and the DIP Facility Lenders.  This Court shall retain exclusive jurisdiction to hear and resolve any disputes and enter any orders required by the provisions of this paragraph and relating to the application, re-imposition or continuance of the automatic stay with respect to the DIP Facility Agents and DIP Facility Lenders.

19.

Binding Effect.  Subject to paragraph 9 of this Order, the provisions of this Order shall be binding upon and inure to the benefit of the DIP Facility Agents, the DIP Facility Lenders, the Prepetition Secured Parties, the Debtors, and their respective successors and assigns, including any trustee hereafter appointed for the estate of any of the Debtors, whether in these Cases or any successor case, including the conversion of any of the Cases to a case under chapter 7 of the Bankruptcy Code.  Such binding effect is an integral part of this Order.

20.

Survival.  The provisions of this Order and the Interim Order and any actions taken pursuant hereto or thereto shall survive the entry of any order (a) confirming any plan under chapter 11 of the Bankruptcy Code in any of the Cases (and, to the extent not satisfied in full in cash, the Postpetition Indebtedness shall not be discharged by the entry of any such order, or pursuant to section 1141(d)(4) of the Bankruptcy Code, each of the Debtors having hereby waived such discharge); (b) approving any sale under section 363 of the Bankruptcy Code; (c) converting any of the Cases to a case under chapter 7 of the Bankruptcy Code; or (d) dismissing any of the Cases, and notwithstanding the entry of any such order, the terms and provisions of this Order and the Interim Order shall continue in full force and effect, and the DIP Facility Superpriority Claims, DIP Facility Liens, and Adequate Protection granted pursuant to this Order, the Interim Order and/or the DIP Facility Documents shall continue in full force and effect and shall maintain their priority as provided by this Order, the Interim Order and the DIP Facility Documents to the maximum extent permitted by law until all of the Postpetition Indebtedness is indefeasibly paid in full in cash.

21.

After-Acquired Property.  Except as otherwise provided in this Order, pursuant to section 552(a) of the Bankruptcy Code, all property acquired by the Debtors after the Commencement Date, including, without limitation, all Collateral pledged or otherwise granted to the DIP Facility Agents, on behalf of the DIP Facility Lenders, pursuant to the DIP Facility

Documents, the Interim Order and this Order, are not and shall not be subject to any lien of any person or entity resulting from any security agreement entered into by the Debtors prior to the Commencement Date, except to the extent that such property constitutes proceeds of property of the Debtors that is subject to a valid, enforceable, perfected, and unavoidable lien as of the Commencement Date which is not subject to subordination under section 510(c) of the Bankruptcy Code or other provision or principles of applicable law.

22.

Access to the Debtors.  In accordance with the provisions of access in the  DIP Facility Documents, the Debtors shall permit representatives, agents, and employees of the DIP Facility Agents and the DIP Facility Lenders to have reasonable access to the Debtors’ premises and records during normal business hours (without unreasonable interference with the proper operation of the Debtors’ businesses) and shall cooperate, consult with, and provide to such representatives, agents, and/or employees all such information as is reasonably requested.

23.

Authorization to Act.  Each of the Debtors is authorized to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of security agreements, mortgages and financing statements), and to pay interest, fees and all other amounts as provided under this Order, the Interim Order and the DIP Facility Documents, which may be reasonably required or necessary for the Debtors’ full and timely performance under the DIP Facility Documents, the Interim Order and this Order, including, without limitation:

(a)

the execution of the DIP Facility Documents;

(b)

the negotiation, preparation and execution of any instruments or documents that may be required in order to allow Electing Noteholders to participate, either directly or indirectly, in the DIP Term Loan Facility (collectively, the “DIP Participation Documentation”), including a note purchase agreement (the “DIP Note Purchase Agreement”)

that would allow certain participants in the DIP Term Loan Facility to hold notes (“DIP Term Notes”) (as opposed to bank debt) on substantially the same terms as set forth in the DIP Term Loan Facility Agreement, in each case, subject to the DIP Intercreditor Agreement;

(c)

the modification or amendment of the DIP Facility Agreements or any other DIP Facility Documents to give effect to, and document, the Milestone Extensions;

(d)

any other modification or amendment of the DIP Facility Agreements or any other DIP Facility Documents without further order of this Court, in each case, in such form as the Debtors, the DIP Facility Agents, and the DIP Facility Lenders may agree in accordance with the terms of the DIP Facilities; provided, however, that notice of any material modification or amendment (including any waiver of any Event of Default) shall be provided to counsel for the Committee, the Prepetition Agents and the U.S. Trustee, each of which will have five (5) days from the date of delivery of such notice within which to object in writing; provided further, that if such objection is timely provided, then such modification or amendment shall be permitted only pursuant to an order of the Court; provided, further, that, in addition to the foregoing, the Committee also shall be served with courtesy copies of any immaterial modifications or amendments; and

(e)

the non-refundable payments to the DIP Facility Agents or the DIP Facility Lenders, as the case may be, of the fees referred to in the DIP Facility Agreements, and reasonable costs and expenses as may be due from time to time, including, without limitation, reasonable attorneys’ and other professional fees and disbursements as provided in the DIP Facility Documents.

24.

Insurance Policies.  Upon entry of the First Interim Order, the DIP Facility Agents and DIP Facility Lenders were, and were deemed to be, without any further action or notice, named as additional insureds and loss payees on each insurance policy maintained by the Debtors which in any way relates to the Collateral.

25.

Subsequent Reversal.  If any or all of the provisions of this Order, the Interim Order or the DIP Facility Documents are hereafter modified, vacated, amended, or stayed by subsequent order of this Court or any other court:  (a) such modification, vacatur, amendment, or stay shall not affect (i) the validity of any obligation of any Debtor to the DIP Facility Agents, DIP Facility Lenders or Prepetition Secured Parties that is or was incurred prior to such party receiving written notice of the effective date of such modification, vacatur, amendment, or stay (the “Effective Date”), (ii) the validity, enforceability or priority of the DIP Facility Superpriority Claims, DIP Facility Liens, Adequate Protection or other grant authorized or created by the Interim Order, this Order and the DIP Facility Documents, or (iii) the Investigation Rights; (b) the Postpetition Indebtedness and Adequate Protection pursuant to this Order, the Interim Order and the DIP Facility Documents arising prior to the Effective Date shall be governed in all respects by the original provisions of this Order, the Interim Order and the DIP Facility Documents; and (c) the use of Cash Collateral and the validity of any financing provided or security interest granted pursuant to this Order, the Interim Order and the DIP Facility Documents is and shall be protected by section 364(e) of the Bankruptcy Code.

26.

Effect of Dismissal of Cases.  If the Cases are dismissed, converted or substantively consolidated, then neither the entry of this Order or the Interim Order nor the dismissal, conversion or substantive consolidation of these Cases shall affect the rights of the DIP Facility Agents, DIP Facility Lenders and the Prepetition Secured Parties (to the extent of Adequate Protection provided hereunder) under their respective documents, this Order or the Interim Order, and all of the respective rights and remedies thereunder of the DIP Facility Agent, DIP Facility Lenders and the Prepetition Secured Parties (to the extent of Adequate Protection provided hereunder) shall remain in full force and effect as if the Cases had not been dismissed, converted, or substantively consolidated.  If an order dismissing any of the Cases is at any time entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that (i) the DIP Facility Liens and DIP Facility Superpriority Claims granted to and conferred upon the DIP Facility Agents and DIP Facility Lenders and the protections afforded to the DIP Facility Agents and the DIP Facility Lenders pursuant to this Order, the Interim Order, the DIP Facility Documents, and the DIP Intercreditor Agreement shall continue in full force and effect and shall maintain their priorities as provided in this Order and the Interim Order until all Postpetition Indebtedness shall have been paid and satisfied in full in cash and, with respect to outstanding undrawn letters of credit, cash collateralized in accordance with the provisions of the DIP Revolving Facility Agreement (and that such DIP Facility Liens, DIP Facility Superpriority Claims and other protections shall, notwithstanding such dismissal, remain binding on all interested parties), (ii) the Adequate Protection granted to and conferred upon the Prepetition Secured Parties shall continue in full force and effect and shall maintain their priorities as provided in this Order, the Interim Order and the Prepetition Intercreditor Agreement until such Adequate Protection has been satisfied, (iii) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purpose of enforcing the DIP Facility Liens, Prepetition Liens, DIP Facility Superpriority Claims, and Adequate Protection referred to herein, and (iv) any hearing on a motion to dismiss any of the Cases shall require at least twenty (20) days’ prior notice to the DIP Facility Agents and Prepetition Agents.

27.

Findings of Fact and Conclusions of Law.  This Order constitutes findings of fact and conclusions of law and shall take effect and be fully enforceable immediately upon the entry thereof.

28.

Stipulation By and Among the DIP Term Loan Lenders, the Debtors, the U.S. Trustee, and the Committee.  The DIP Term Loan Lenders, the Debtors, the U.S. Trustee and the Committee hereby stipulate as follows:

(a)

The term “Final Avoidance Action Order” means an order or judgment entered by a court of competent jurisdiction presiding over the applicable Avoidance Action: (i) that has not been reversed, stayed, modified, amended, revoked, varied or set aside, and as to which (A) any right to appeal or seek certiorari, review, reargument, stay or rehearing has been waived or (B) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending; or (ii) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been filed and (A) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought and (B) the time to appeal further or seek certiorari, further review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay or rehearing is pending; provided, however, that no order or judgment will fail to be a “Final Avoidance Action Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure may be filed with respect to such order or judgment;

(b)

The term “Net Cash Proceeds” means any cash proceeds actually received from a defendant to an Avoidance Action pursuant to a Final Avoidance Action Order less all costs, charges, expenses and fees (including legal fees and fees of financial advisors or testifying experts) paid or required to be paid in connection with the prosecution and realization thereof;

(c)

With respect to the liens granted on Avoidance Actions and the proceeds thereof, (x) if a recovery to the DIP Term Loan Lenders following their realization on the Collateral (without taking into account any recovery obtained in respect of Avoidance Actions) is less than $41 million, the Debtors’ estates shall be entitled to the first $500,000 of Net Cash Proceeds obtained from the prosecution of Avoidance Actions commenced by the Required Lenders (as defined in the DIP Term Loan Facility Agreement) (the “Commenced Avoidance Actions”), plus 25% of any Net Cash Proceeds in respect thereof that exceed $500,000, or (y) if such recovery is greater than or equal to $41 million, the Debtors’ estates shall be entitled to the first $1 million of Net Cash Proceeds obtained from the prosecution of the Commenced Avoidance Actions plus 25% of any Net Cash Proceeds in respect thereof that exceed $1 million;

(d)

Neither the U.S. Trustee nor the Committee will object (or support or encourage any objection) to the right of the DIP Term Loan Lenders, including Newco (as defined in the DIP Term Loan Facility Agreement) (collectively, the “Buyer”), to acquire the Avoidance Actions pursuant to a “credit bid” of any amount owed under the DIP Term Loan Facility under or as contemplated by the Asset Purchase Agreement or otherwise in connection with the Sale; provided, however, that the agreement of the Committee and the U.S. Trustee that the Buyer can “credit bid” for the Avoidance Actions is not an agreement to any Sale, and all other objections of the Committee, the U.S. Trustee, and other parties in interest with respect to any Sale, including a Sale to Buyer, are reserved, and nothing in this Order shall limit such objections in any way; provided further that nothing in this Order shall constitute the

Committee’s consent or waive the Committee’s right to object to the sale of the Avoidance Actions other than to Buyer.

(e)

If Buyer acquires the Avoidance Actions under the Asset Purchase Agreement or otherwise in connection with the Sale, Buyer shall have complete and total discretion to pursue (or to not pursue) Avoidance Actions against any person or entity (including trade vendors, suppliers, employees or customers) with whom Buyer (or any of its affiliates that is engaged in substantially the same business that any of the Debtors is engaged in as of the date of this Order) continues to do business following the consummation of the Sale (collectively, the “Business Related Avoidance Actions”); provided, however, that the Debtors’ estates shall be entitled to 50% of any Net Cash Proceeds resulting directly from the Business Related Avoidance Actions commenced by Buyer, if any;

(f)

The Committee can request that Buyer pursue any Avoidance Actions other than the Business Related Avoidance Actions (the “Non-Business Related Avoidance Actions”), if Buyer has not commenced such actions within a reasonable time period following consummation of the Sale to Buyer; provided, however, that if Buyer does not wish to directly pursue such actions, it shall transfer the right to pursue such actions to the Committee to prosecute such claims directly; and

(g)

any Net Cash Proceeds from any Non-Business Related Avoidance Action shall be paid to the Debtors’ estates, on the one hand, and the Buyer, on the other hand, in alternating $2 million payments, with the Debtors’ estates receiving the first $2 million, and the Buyer receiving the second $2 million, until such time as each has received total payments of $6 million, after which any additional Net Cash Proceeds from any Non-Business Related Avoidance Action shall each be shared equally between the Debtors’ estates and the Buyer.

29.

Reservation of Rights with Respect to Sale.  All objections of the Committee and other parties in interest with respect to any Sale to the Buyer or any other person, and to any proposed bid procedures and other sale-related matters (except Buyer’s right to “credit bid” for Avoidance Actions as set forth herein), are fully reserved, and nothing in this Order shall limit such objections in any way.

30.

Controlling Effect of Order.  To the extent any provision of this Order conflicts with any provision of the Motion, the Interim Order, any documents executed or delivered prior to the Commencement Date, or any DIP Facility Documents, the provisions of this Order shall control.

SEEN AND AGREED TO BY:

DINSMORE & SHOHL, LLP

By: /s/ Kim Martin Lewis

Kim Martin Lewis (OH#  0043533)

Tim J. Robinson (OH# 0046668)

Patrick D. Burns (OH# 0081111)

255 East Fifth Street, Suite 1900

Cincinnati, Ohio 45202

Telephone:  513-977-8200

Facsimile:   513-977-8141

kim.lewis@dinslaw.com

tim.robinson@dinslaw.com

patrick.burns@dinslaw.com

Counsel for Debtors and

  Debtors In Possession

By: /s/ Monica Villarejos Kindt

Monica Villarejos Kindt

OFFICE OF THE U.S. TRUSTEE

Southern District of Ohio

36 East Seventh Street, Suite 2030

Cincinnati, Ohio 45202

Telephone:  513-684-6988

Facsimile:  513-684-6994

monica.kindt@usdoj.gov

PAUL, HASTINGS, JANOFSKY & WALKER LLP	SHEARMAN & STERLING LLP

By: /s/Ronald E. Gold

Jesse H. Austin III

600 Peachtree St., N.E., 24th Floor

Atlanta, GA 30308

Telephone: 404-815-2208

Facsimilie: 404-815-2424

jessaustin@paulhastings.com

Ronald E. Gold (OH# 0061351)

FROST BROWN TODD LLC

201 E. 5TH St., Suite 2200

Cincinnati, Ohio 45202

Telephone:  513-651-6156

Facsimile:   513-651-6981

rgold@fbtlaw.com

Counsel for GECC

By: /s/ Solomon J. Noh Solomon J. Noh 599 Lexington Ave. New York, NY 10022 Telephone: 212-848-8283 Telephone: 212-848-7491 Facsimile: 212-848-7179 snoh@shearman.com Counsel to the DIP Term Lenders
TAFT STETTINIUS & HOLLISTER LLP

By: /s/ Timothy J. Hurley

Timothy J. Hurley (OH# 0006458)

425 Walnut St., Suite 1800

Cincinnati, Ohio 45202

Telephone:  513-357-9341

Facsimile:   513-381-0205

hurley@taftlaw.com

Counsel for the Official Committee of Unsecured Creditors

IT IS SO ORDERED.

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